UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	March 19, 2015

PEAPACK-GLADSTONE FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

New Jersey	001-16197	22-3537895
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

500 Hills Drive, Suite 300, Bedminster, New Jersey		07921
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code	(908) 234-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On March 19, 2015, Peapack-Gladstone Financial Corporation (the “Company”), parent company of Peapack-Gladstone Bank (the “Bank”), announced that it has entered into a definitive agreement to acquire Morristown, NJ-based Wealth Management Consultants, LLC (“WMC”). The Company expects the transaction to close in the late April to May timeframe. The Company issued a press release dated March 19, 2015 regarding the acquisition and such press release is incorporated by reference herein.

In addition to the strategic synergies and benefits noted within the press release dated March 19, 2015, a copy of which is attached, the following should also be noted from a strategic perspective:

•	Mr. Ross will continue as President of Wealth Management Consultants – a division of the Bank’s Private Wealth division, and will be named Executive Vice President – Wealth Strategy in the Bank’s Private Wealth Management Division.
•	Mr. Ross will add depth to the Bank’s already high-caliber wealth management team, and will add to the Company’s capabilities to provide expert and timely advice to clients.
•	The acquisition is consistent with the Company’s building its advice led wealth business.
•	The acquisition provides the Company opportunity to provide banking, lending, tax, trust and fiduciary services to the WMC client base.

From a financial perspective:

•	The acquisition will increase the assets under administration of the Private Wealth Management Division of the Bank by approximately $450 million.
•	The purchase price was in line with the market. The purchase price includes issuance of $1 million of common stock and $1 million of common stock warrants.
•	The purchase has a minimal impact on tangible book value and tangible book value per share.
•	The purchase is generally earnings neutral for year one and then slightly accretive to earnings thereafter.

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, investments, relationships, opportunities and market conditions. These statements may be identified by such forward-looking terminology as “expect”, “look”, “believe”, “anticipate”, “may”, or similar statements or variations of such terms. Actual results may differ materially from such forward-looking statements. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to:

•	inability to realize expected revenue synergies from the WMC acquisition in the amounts or the timeframe anticipated;
•	inability to retain customers and employees of WMC;
•	inability to successfully grow our business and implement our strategic plan, including an inability to generate revenues to offset the increased personnel and other costs related to the strategic plan;
•	inability to manage our growth;
•	a continued or unexpected decline in the economy, in particular in our New Jersey and New York market areas;
•	declines in our net interest margin caused by the low interest rate and highly competitive market;

•	declines in value in our investment portfolio;
•	higher than expected increases in our allowance for loan losses;
•	higher than expected increases in loan losses or in the level of nonperforming loans;
•	unexpected changes in interest rates;
•	a continued or unexpected decline in real estate values within our market areas;
•	legislative and regulatory actions (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act, Basel III and related regulations) subject us to additional regulatory oversight which may result in increased compliance costs;
•	successful cyber attacks against our IT infrastructure and that of our IT providers;
•	higher than expected FDIC insurance premiums;
•	lack of liquidity to fund our various cash obligations;
•	reduction in our lower-cost funding sources;
•	our inability to adapt to technological changes;
•	claims and litigation pertaining to fiduciary responsibility, environmental laws and other matters; and
•	other unexpected material adverse changes in our operations or earnings.

A discussion of these and other factors that could affect our results is included in our SEC filings, including our Annual Report on form 10-K for the year ended December 31, 2014. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the Corporation’s expectations.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.
Exhibit No.	Title

99.1	Press release dated March 19, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

Dated: March 19, 2015	By:	/s/Jeffrey J. Carfora
	Name:	Jeffrey J. Carfora
	Title:	Senior Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit No.	Title

99.1	Press release dated March 19, 2015